Exhibit 99.1

CBTX, Inc. Fourth Quarter 2021 \ Investor Presentation NASDAQ: CBTX

2 SAFE HARBOR STATEMENT AND NON - GAAP FINANCIAL MEASURES NON - GAAP FINANCIAL MEASURES This presentation contains certain non - GAAP (generally accepted accounting principles) financial measures, including tangible equity, tangible assets, tangible book value per share, tangible equity to tangible assets, return on average tangible equity, and pre - provision net revenue .. The non - GAAP financial measures that CBTX, Inc .. (the “Company”) discusses in this presentation should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP .. A reconciliation of the non - GAAP financial measures used in this presentation to the most directly comparable GAAP measures is provided at the end of this presentation .. FORWARD - LOOKING STATEMENTS This presentation may contain certain forward - looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiary .. Forward - looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material .. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward - looking in nature and not historical facts, although not all forward - looking statements include the foregoing .. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward - looking statements include, but are not limited to : natural disasters and adverse weather on the Company’s market area, acts of terrorism, pandemics, an outbreak of hostilities or other international or domestic calamities and other matters beyond the Company’s control ; the Company’s ability to manage the economic risks related to the impact of the COVID - 19 pandemic (including risks related to its customers’ credit quality, deferrals and modifications to loans) ; the geographic concentration of the Company’s markets in Houston and Beaumont, Texas ; the Company’s ability to manage changes and the continued health or availability of management personnel ; the amount of nonperforming and classified assets that the Company holds and the time and effort necessary to resolve nonperforming assets ; deterioration of asset quality ; interest rate risk associated with the Company’s business ; national business and economic conditions in general, in the financial services industry and within the Company’s primary markets ; sustained instability of the oil and gas industry in general and within Texas ; the composition of the Company’s loan portfolio, including the identity of the Company’s borrowers and the concentration of loans in specialized industries ; changes in the value of collateral securing the Company’s loans ; the Company’s ability to maintain important deposit customer relationships and its reputation ; the Company’s ability to maintain effective internal control over financial reporting ; the Company’s ability to pursue available remedies in the event of a loan default for loans under the Paycheck Protection Program, or PPP, and the risk of holding such loans at unfavorable interest rates and on terms that are less favorable than those with customers to whom the Company would have otherwise lent ; volatility and direction of market interest rates ; liquidity risks associated with the Company’s business ; systems failures, interruptions or breaches involving the Company’s information technology and telecommunications systems or third - or fourth - party servicers ; the failure of certain third - or fourth - party vendors to perform ; the institution and outcome of litigation and other legal proceedings against the Company or to which it may become subject ; the operational risks associated with the Company’s business ; the costs, effects and results of regulatory examinations, investigations, or reviews or the ability to obtain required regulatory approvals ; changes in the laws, rules, regulations, interpretations or policies relating to financial institution, accounting, tax, trade, monetary and fiscal matters ; governmental or regulatory responses to the COVID - 19 pandemic that may impact the Company’s loan portfolio and forbearance practice ; further government intervention in the U .. S .. financial system that may impact how the Company achieves its performance goals ; the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized ; disruption to the parties’ businesses as a result of the announcement and pendency of the merger ; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement ; the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses ; the failure to obtain the necessary approvals by the shareholders of Allegiance or the Company ; the amount of the costs, fees, expenses and charges related to the merger ; the ability by each of Allegiance and the Company to obtain required governmental approvals of the merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) ; reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the merger ; the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the merger ; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events ; the dilution caused by the Company’s issuance of additional shares of its common stock in the merger ; general competitive, economic, political and market conditions ; and other factors that may affect future results of the Company and Allegiance including changes in asset quality and credit risk ; the inability to sustain revenue and earnings growth ; changes in interest rates and capital markets ; inflation ; customer borrowing, repayment, investment and deposit practices ; the impact, extent and timing of technological changes ; capital management activities ; and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and OCC and legislative and regulatory actions and reforms ; and other risks, uncertainties, and factors that are discussed from time to time in the Company’s reports and documents filed with the SEC .. Additionally, many of these risks and uncertainties have been elevated by and may continue to be elevated by the COVID - 19 pandemic ..

3 SAFE HARBOR STATEMENT AND NON - GAAP FINANCIAL MEASURES The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10 - K, filed with the Securities and Exchange Commission, or SEC, and other reports and statements that the Company has filed with the SEC .. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what it anticipates .. Accordingly, you should not place undue reliance on any such forward - looking statements .. Any forward - looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward - looking statement, whether as a result of new information, future developments or otherwise .. New factors emerge from time to time, and it is not possible for the Company to predict which will arise .. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward - looking statements .. Copies of the SEC filings for the Company are available for download free of charge from www .. communitybankoftx .. com under the Investor Relations tab .. Allegiance and the Company disclaim any obligation and do not intend to update or revise any forward - looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws .. As forward - looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements .. Information about the Merger and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval .. In connection with the proposed merger, the Company intends to file a registration statement on Form S - 4 with the SEC to register the shares of the Company’s common stock that will be issued to Allegiance shareholders in connection with the merger .. The registration statement will include a joint proxy statement/prospectus and other relevant materials in connection with the proposed merger, which will be sent to the shareholders of the Company and Allegiance seeking their approval of the proposed merger .. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S - 4 , THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S - 4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ALLEGIANCE, THE COMPANY AND THE PROPOSED MERGER .. Investors and security holders may obtain free copies of these documents, once they are filed, and other documents filed with the SEC by Allegiance or the Company through the website maintained by the SEC at https : //www .. sec .. gov .. Documents filed with the SEC by the Company will be available free of charge by accessing the Company’s website at www .. communitybankoftx .. com under the heading “Investor Relations” or, alternatively, by directing a request by mail or telephone to CBTX, Inc .. , 9 Greenway Plaza, Suite 110 , Houston, Texas 77046 , Attn : Investor Relations, (713) 210 - 7600 , and documents filed with the SEC by Allegiance will be available free of charge by accessing Allegiance’s website at www .. allegiancebank .. com under the heading “Investor Relations” or, alternatively, by directing a request by mail or telephone to Allegiance Bancshares, Inc .. , 8847 West Sam Houston Parkway, N .. , Suite 200 , Houston, Texas 77040 , (281) 894 - 3200 .. Participants in the Solicitation The Company, Allegiance and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and Allegiance in connection with the proposed merger .. Certain information regarding the interests of these participants and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed merger when it becomes available .. Additional information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the Company’s proxy statement for its annual meeting of shareholders, filed with the SEC on April 14 , 2021 .. Additional information about the directors and executive officers of Allegiance and their ownership of Allegiance’s common stock is set forth in Allegiance’s proxy statement for its annual meeting of shareholders, filed with the SEC on March 10 , 2021 .. These documents can be obtained free of charge from the sources described above ..

4 COMPANY SNAPSHOT • Founded in 2007 and completed IPO in November 2017 • On 11/5/2021, entered into a definitive merger agreement with Allegiance Bancshares, Inc. • Resolved outstanding regulatory matters associated with BSA/AML program in December 2021 • Primarily a business bank with 34 banking centers located across Houston, East Texas and Dallas • Strong credit culture and experienced management team with deep ties in the markets served • Low - cost core funding - total deposits of $3.8 billion as of 12/31/2021 • Strong insider ownership of 26% as of 12/31/2021 • Strong capital levels with total risk - based capital ratio of 16.42%, tier 1 risk - based and common equity tier 1 capital ratios of 15.31% of 12/31/2021

5 ANNOUNCED MERGER WITH ABTX, INC. • Creates a premier Texas financial institution by combining two of the largest Houston - focused banks • Generates significant shareholder value through materially enhanced metrics • True merger - of - equals – combined management team and equal board contribution • Complementary branch network, with meaningful overlap to support cost savings • Shared vision, community focus, and commitment to clients and employees

FINANCIAL HIGHLIGHTS

Financial Highlights	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020
Balance Sheet (000)					
Total Assets	$ 4,486,001	$ 4,209,119	$ 4,066,534	$ 4,028,639	$ 3,949,217
Loans, Net	2,836,179	2,576,194	2,692,313	2,850,758	2,883,480
PPP Loans	54,262	103,721	184,286	274,336	275,396
PPP Deferred Fees / Unearned Discount	(1,473)	(2,954)	(5,207)	(5,560)	(4,159)
PPP Loans, Net[1]	52,789	100,767	179,079	268,776	271,237
Unfunded Loan Commitments	774,960	772,469	692,581	724,042	739,731
Total Deposits	3,831,284	3,531,635	3,416,786	3,384,747	3,301,794
Book Value per Share	22.96	23.12	22.75	22.31	22.20
Tangible Book Value per Share[2]	19.50	19.65	19.28	18.84	18.74
Income Statement (000)					
Net Interest Income	$ 30,810	$ 31,249	$ 31,018	$ 33,090	$ 32,520
Provision (Recapture) for Credit Losses	(1,207)	(4,895)	(5,038)	412	(135)
Noninterest Income	4,100	5,562	3,491	3,111	3,522
Noninterest Expense	34,832	24,372	25,197	23,285	23,658
Net Income (Loss)	(545)	14,421	11,703	10,019	10,236
Pre-Provision Net Revenue[2][3]	78	12,439	9,312	12,916	12,384
Diluted Earnings (Loss) per Share	(0.02)	0.59	0.48	0.41	0.41
Capital Ratios					
Total Shareholders' Equity to Total Assets	12.53 %	13.41 %	13.68 %	13.54 %	13.84 %
Tangible Equity to Tangible Assets[2]	10.85	11.64	11.84	11.67	11.94
Common Equity Tier 1 Capital Ratio	15.31	16.87	16.46	15.75	15.45
Tier 1 Risk-Based Capital Ratio	15.31	16.87	16.46	15.75	15.45
Total Risk-Based Capital Ratio	16.42	18.12	17.72	17.00	16.71
Tier 1 Leverage Ratio	11.22	11.69	11.63	11.90	12.00

(1) Loans originated under the Paycheck Protection Program, or PPP, net of related fees are included in Loans, Net above. See page 12.
(2) See Appendix for reconciliation of non-GAAP financial measures.
(3) Pre-provision net revenue is net income, with the provision for credit losses and income tax expense added back.

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7 FINANCIAL HIGHLIGHTS (Continued) (1) Annualized. (2) See Appendix for reconciliation of non - GAAP financial measures. (3) Efficiency ratio is calculated by dividing noninterest expense by the sum of the net interest income and noninterest income. (4) Allowance for credit losses, or ACL .. (5) Held for sale, or HFS .. Financial Highlights Q4 2021 Q3 2021 Q2 2021 Q1 2021 Q4 2020 Financial Highlights Q4 2021 Q3 2021 Q2 2021 Q1 2021 Q4 2020 Profitability Return on Average Assets (0.05) % 1.37% 1.14% 1.03% 1.05 % Return on Average Shareholders' Equity (1) (0.38) 10.15 8.49 7.39 7.47 Return on Average Tangible Equity (1)(2) (0.45) 11.95 10.03 8.75 8.85 Net Interest Margin - Tax Equivalent (1) 3.07 3.22 3.29 3.71 3.62 Cost of Total Deposits (1) 0.13 0.14 0.15 0.17 0.19 Efficiency Ratio (3) 99.78 66.21 73.02 64.32 65.64 Credit Quality ACL (4) / Loans Excluding Loans HFS (5) 1.09% 1.23% 1.36% 1.41% 1.39 % ACL (4) / Loans Excluding Loans HFS (5) and PPP Loans 1.11 1.29 1.46 1.56 1.53 Nonperforming Assets / Total Assets 0.50 0.49 0.52 0.59 0.61 Nonperforming Loans / Loans Excluding Loans HFS (5) 0.79 0.79 0.77 0.81 0.82 Net Charge-offs (Recoveries) / Average Loans (1) (0.01) (0.01) (0.07) 0.01 0.49

DEPOSITS

- Proven ability to generate low-cost core deposits[1] to fund loan growth
- Total deposits increased $299.6 million, or 8.5%, from 9/30/2021 to 12/31/2021 and the cost of total deposits was 0.13% for Q4 2021
- Total deposits increased $529.5 million, or 16.0%, from 12/31/2020 to 12/31/2021 and the cost of total deposits was 0.14% for 2021
- Noninterest-bearing demand deposits were 46.6% of total deposits as of 12/31/2021
- Core deposits[1] were 97.2% of total deposits with minimal reliance on time deposits as of 12/31/2021
- Relationship based ~ 79.9% of loan customers also had a deposit relationship as of 12/31/2021
- Loan to deposit ratio was 74.8% as of 12/31/2021

Stable Core Deposits[1][2]


6.8%
50.4%
42.8%
7.3%
51.2%
41.5%
4.6%
50.7%
44.7%
2.8%
50.6%
46.6%
2018
2019
2020
2021
Noninterest-Bearing Deposits
Other Core Deposits
Time Deposits > $100K

Deposits	12/31/2021 (000)	(%)
Noninterest-bearing Demand Accounts	$ 1,784,981	46.6%
Interest-bearing Demand Accounts	468,361	12.2%
Money Market Accounts	1,209,659	31.6%
Savings Accounts	127,031	3.3%
Certificates and Other Time Deposits > $100K	106,477	2.8%
Certificates and Other Time Deposits < $100K	134,775	3.5%
Total Deposits	$ 3,831,284	100.0%
Cost of Total Deposits - 2021		0.14%

(1) Core deposits defined as total deposits less time deposits over $100,000.
(2) 2018 – 2021 figures as of year end 12/31.

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LOAN PORTFOLIO

- Loans excluding loans held for sale increased $259.1 million from 9/30/2021 to 12/31/2021 primarily due to increased loan originations and a purchase of loans from a third party in Q4 2021 of $81.4 million
- Average yield on loans was 4.47% for 2021 and 4.60% for 2020 and average yield on loans excluding PPP loans was 4.39% for 2021 and 4.75% for 2020
- Average yield on loans was 4.39%, 4.52% and 4.42% for Q4 2021, Q3 2021 and Q4 2020, respectively, and average yield on loans excluding PPP loans was 4.26%, 4.37% and 4.51% for the same periods
- Provided deferral arrangements to customers through the COVID-19 pandemic and at 12/31/2021 deferrals were down to 7 loans with principal totaling $18.5 million as of 12/31/2021
- As of 12/31/2021, 77.7% of loans were Houston-based and 7.1% of gross loans were related to oil and gas[3]

Loan Portfolio Composition[2]



16.3%
83.7%
2018
15.6%
84.4%
2019
12.6%
87.4%
2020
14.0%
86.0%
2021
Total 1-4 Family Residential, Consumer, Agriculture and Other Loans
Total Commercial Loans(1)

Loan Portfolio	12/31/2021 (000)	12/31/2021 (%)
Commercial and Industrial	$ 634,384	22.0%
Real Estate:		
Commercial Real Estate	1,091,969	38.0%
Construction and Development	460,719	16.0%
1-4 Family Residential	277,273	9.6%
Multi-family Residential	286,396	10.0%
Consumer, Agriculture and Other	125,686	4.4%
Gross Loans	$ 2,876,427	100.0%
Less deferred fees and unearned discounts	(8,739)	
Less loans held for sale	(164)	
Loans excluding loans held for sale	$ 2,867,524	
Average yield on loans - 2021		4.47%

(1) Commercial loans defined as total loans less 1-4 family residential, consumer, agriculture and other loans. See page 10.
(2) 2018 – 2021 figures as of year end 12/31.
(3) See page 11 for information about how the Company classifies its direct and indirect oil and gas loans.

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10 COMMERCIAL LOANS • Well - diversified commercial loan portfolio totaled 86.0% of gross loans as of 12/31/2021 and 88.0% as of 9/30/2021 • Multi - family community development loans are Texas - based projects promoting affordable housing and total $358.3 million ($238.9 million permanent and $119.4 million construction) as of 12/31/2021 • Non - owner occupied commercial real estate loans are predominantly local investor projects (i.e., industrial, office and retail buildings) with investors or developers with long - term CBTX relationships • Owner - occupied commercial real estate loans are term financing of real estate facilities for businesses and clients (1) Includes 1 - 4 Family Residential, Consumer, Agriculture and Other Loans. See page 9. Loan Components - 12/31/2021 T Commercial and Industrial: PPP Loans $ 54,262 2.2% Oil and Gas 135,081 5.5% Equipment Rental 60,206 2.4% Professional/Medical 57,365 2.3% Industrial Construction 67,618 2.7% Manufacturing 31,120 1.3% Other 228,732 9.2% Total Commercial and Industrial 634,384 25.6% Commercial Real Estate: Owner Occupied 545,740 22.1% Non-owner Occupied 479,342 19.4% Oil and Gas 66,887 2.7% Total Commercial Real Estate 1,091,969 44.1% Construction and Development: Land and Development 177,506 7.2% Commercial 107,663 4.4% Multi-family Community Development 119,363 4.8% 1-4 Family - Commercial 39,345 1.6% 1-4 Family - Primary 14,285 0.6% Oil and Gas 2,557 0.1% Total Construction and Development 460,719 18.6% Multi-family Residential: Multi-family Community Development 238,913 9.7% Other 47,483 1.9% Total Multi-family Residential 286,396 11.6% Total Commercial Loans 2,473,468 100.0% Other Loans (1) 402,613 Other Oil and Gas Loans 346 Total Gross Loans $ 2,876,427 Balance (000) % Commercial

CONSTRUCTION / OIL AND GAS LOANS

Construction Loans

- As of 12/31/2021 and 9/30/2021, construction loans were 95.5% and 81.1% of capital[1], respectively, and unfunded commitments were $236.7 million and $406.2 million, respectively

Oil and Gas Loans

- Oil and gas loans are loans with revenue related to well-head, oil in the ground or extracting oil or gas, including any activity, product or service related to the oil and gas industry, such as exploration and production, drilling, equipment, services, midstream companies, service companies and commercial real estate companies with significant reliance on oil and gas companies
- Direct loans oil and gas loans are loans to an entity with more than 50% of its revenue of its revenue from the type of companies defined above and indirect loans are loans to an entity with between 20% - 50% of its revenue from the type of companies defined above

Construction Loans - 12/31/2021	Balance (000)	Percentage of Capital[1]	UnFunded Commitments (000)[2]
Land and Development	$ 177,506	36.8%	$ 54,157
Commercial	107,663	22.3%	74,080
Multi-family Community Development	119,363	24.7%	59,148
1-4 Family - Commercial	39,345	8.2%	34,043
1-4 Family - Primary	14,285	3.0%	13,900
Oil and Gas	2,557	0.5%	1,419
	$ 460,719	95.5%	$ 236,747

Oil and Gas Loans (000)		12/31/2021	9/30/2021	12/31/2020
Direct:	Exploration and Production	$ 35,631	$ 36,894	$ 40,097
	Oil Field Services	70,147	45,910	49,526
	Midstream	43,688	44,350	21,979
		149,466	127,154	111,602
Indirect:	Oil Field Services	29,100	27,710	25,116
	Midstream	26,305	30,559	31,090
		55,405	58,269	56,206
Total:	Exploration and Production	35,631	36,894	40,097
	Oil Field Services	99,247	73,620	74,642
	Midstream	69,993	74,909	53,069
		$ 204,871	$ 185,423	$ 167,808
Components:	Lines of Credit	$ 92,629	$ 67,139	$ 50,524
	Secured by Real Estate and Equipment	76,611	81,390	77,187
	Production Secured by Mineral Rights	35,631	36,894	40,097
		$ 204,871	$ 185,423	$ 167,808

(1) Total capital of CommunityBank of Texas, N.A., the wholly-owned subsidiary of the Company.
(2) Total relationship commitment, which includes the outstanding balance and unfunded commitments.

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PAYCHECK PROTECTION PROGRAM

- PPP program closed to further borrowings and no PPP loans originated since Q2 2021
- As of 12/31/2021, the PPP portfolio included 224 loans whose principal balances total $10.0 million which qualified for the simplified forgiveness application
- Interest earned on PPP loans for Q4 2021 and Q3 2021 included the recognition of $1.5 million and $2.3 million, respectively, of net loan fees
- Received payments totaling $49.5 million and $80.6 million related to forgiveness or payments by customers during Q4 2021 and Q3 2021, respectively

PPP Loans[(1)] - 12/31/2021	Principal Amount (000)	Number of PPP Loans
Loans $0 - $350,000	$ 23,345	283
Loans $350,000 - $2 million	30,774	46
Loans over $2 million	143	1
Gross PPP loans	54,262	330
Deferred loan fees and costs	(1,473)	
Net PPP loan	$ 52,789	

Yield Analysis Q4 2021	Average Outstanding Balance	Interest Earned (000)	Average Yield[(2)]
Total Loans	$ 2,701,211	$ 29,882	4.39%
Less PPP Loans	(76,897)	(1,677)	8.65%
Adjusted Total Loans	$ 2,624,314	$ 28,205	4.26%

Yield Analysis 2021	Average Outstanding Balance	Interest Earned (000)	Average Yield
Total Loans	$ 2,784,663	$ 124,605	4.47%
Less PPP Loans	(176,661)	(10,244)	5.80%
Adjusted Total Loans	$ 2,608,002	$ 114,361	4.39%

(1) PPP loans are classified as Commercial and Industrial loans per regulatory guidelines.
(2) Annualized.

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ALLOWANCE FOR CREDIT LOSSES

- Allowance for credit losses, or ACL, decreased $863,000 from 9/30/2021 to 12/31/2021 due to an adjustment to qualitative factors associated with the local economy as these factors continued to improve
- Decrease in ACL for loans during 2021 resulted from continued improvements in the national and local economies and forecast assumptions
- Utilized Moody's baseline scenario forecast model
- The Company's ACL for unfunded commitments (letters of credit and commitments to extend credit) decreased $306,000 from 9/30/2021 to 12/31/2021 due to an adjustment to qualitative factors associated with the local economy as these factors continued to improve

ACL - Loans by Classification (000)	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Commercial and Industrial	$ 11,214	$ 11,401	$ 12,260	$ 13,812	$ 13,035
Real Estate:					
Commercial Real Estate	11,015	11,744	13,260	14,280	13,798
Construction	3,310	3,334	4,453	5,445	6,089
1-4 Family Residential	2,105	1,700	2,172	2,458	2,578
Multi-family Residential	1,781	2,156	2,382	2,714	2,513
Consumer	406	449	494	434	440
Agriculture	88	109	115	107	137
Other	1,426	1,315	2,047	1,624	2,047
Total ACL - Loans	$ 31,345	$ 32,208	$ 37,183	$ 40,874	$ 40,637
ACL / Loans Excluding Loans Held for Sale	1.09%	1.23%	1.36%	1.41%	1.39%

ACL Activity (000)	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020
Beginning Balance	$ 32,208	$ 37,183	$ 40,874	$ 40,637	$ 44,069
Provision (Recapture)	(901)	(5,057)	(4,190)	286	229
Net (Charge-offs) Recoveries	38	82	499	(49)	(3,661)
Ending Balance	$ 31,345	$ 32,208	$ 37,183	$ 40,874	$ 40,637

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14 NPA AND NET CHARGE - OFFS (1) USA and Texas figures are from SNL Financial aggregates and Q3 2021 is the latest period available for these comparative figu res .. Nonperforming Assets • Nonperforming assets, or NPA, remained low relative to total assets at $22.6 million, or 0.50% of total assets, as of 12/31/2021 compared to $24.0 million, or 0.61% of total assets as of 12/31/2020 • NPA to total assets improved to 0.50% of total assets at 12/31/2021 from 0.61% of total assets at 12/31/2020 due to the $536.8 million increase in total assets and the $1.5 million decrease in NPA between those periods • Q4 2021 recoveries exceeded charge - offs resulting in a net recovery of $38,000, or 0.01% of average loans, on an annualized basis • 2021 recoveries exceeded charge - off resulting in a net recovery of $570,000, or 0.02% of average loans and 2020 net charge - offs were $3.6 million or 0.13% of average loans Net Charge - Offs Nonperforming Assets / Total Assets (1) Net Charge - Offs /Average Loans (1) 0.70% 0.59% 0.62% 0.50% 0.50% 0.48% 0.31% 0.23% 0.11% 0.03% 0.61% 0.49% 2018 2019 2020 Q3 2021 USA TX CBTX 0.50% 0.52% 0.49% 0.19% 0.17% 0.17% 0.26% 0.06% (0.03%) 0.03% 0.13% (0.01%) 2018 2019 2020 Q3 2021 USA TX CBTX

15 REVENUE AND EFFICIENCY (1) 2018 – 2021 figures as of year end 12/31. (2) Efficiency ratio is calculated by dividing noninterest expense by the sum of the net interest and noninterest income. Revenue Efficiency • Net interest margin, or NIM, on a tax equivalent basis was 3.07% for Q4 2021, 3.22% for Q3 2021 and 3.62% for Q4 2020 • Cost of interest - bearing liabilities was 0.28% for Q4 2021, down from 0.30% for Q3 2021 and 0.39% for Q4 2020 • At 12/31/2021, 51.0% of loans excluding PPP loans were variable rate and 70.0% of these variable rate loans had floors • Efficiency ratio was 99.78% for Q4 2021, 66.21% for Q3 2021 and 65.64% for Q4 2020 • Fluctuations in the efficiency ratio from Q3 2021 to Q4 2021 and 2020 to 2021 primarily resulted from higher noninterest expense in Q4 2021 primarily due to the $8.0 million regulatory penalty paid in that quarter Revenue and NIM (1) Efficiency (1)(2) 59.0% 58.3% 64.2% 75.6% 2.60% 2.67% 2.45% 2.61% 2018 2019 2020 1.80% 2.00% 2.20% 2.40% 2.60% 2.80% 0% 20% 40% 60% 80% 2018 2019 2020 2021 Axis Title Axis Title Axis Title Axis Title Efficiency Ratio NI Exp. / Avg. Assets $139 $155 $143 $142 4.35% 4.42% 3.73% 3.31% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% $0 $20 $40 $60 $80 $100 $120 $140 $160 2018 2019 2020 2021 Net Int Inc & Noninterest Income NIM, tax equivalent basis

16 At CommunityBank of Texas, we’re committed to building strong, honest relationships. We strive to keep our clients’ and partners’ needs at the forefront of everything we do. And we measure our success by the success we help create for them. OUR VISION Here to Serve. OUR POSITIONING To experienced business owners, CommunityBank of Texas is the financial partner that delivers a better banking experience. OUR PERSONALITY Resourceful, Trustworthy, Friendly, Responsive, Strong At CommunityBank of Texas, we believe in a powerful and multi - faceted statement, one that drills straight to the heart of our reason for being, while clearly illuminating the mission that our many employees pursue each day: Here to serve. Here to serve is a commitment to building strong and honest relationships, a clarion call to remember that in everything we do, our highest purpose is to transform our extensive financial expertise into success for our clients. Relationships are the bedrock of our business – both internally and externally – and there is a stewardship in the word serve that promises that, in these relationships, we will be caring, humble and precise. That we will keep the needs of our clients at the forefront of our minds at all times and measure our performance by the success we create for each other. The other critical component of our brand vision is the word here , which serves several important roles. Here is a promise that we will be there for our clients and answer the call when they need us the most. We will be Dependable. Honest. Trustworthy. And we will remember that every time is the right time to put our clients’ needs first. Here is also a pledge to be visible and present in the communities we serve. It adds weight to the first and most key component of our name: Community. We are not some faceless financial institution located high above the rank and file, safely sheltered in an ivory tower. We are right here , serving the cities and communities in which we live. Day - in and day - out. We sponsor civic events, donate back to our neighbors in need, and spend the time to really get to know our clients on a personal level. In the face of an increasingly digital and impersonal world, we are proudly present in the lives of our clients and our communities.

APPENDIX

18 NON - GAAP RECONCILIATIONS Our management uses certain non - GAAP financial measures to evaluate performance .. We have included in this presentation information related to these non - GAAP financial measures for the applicable periods presented .. The following tables reconcile, as of the dates set forth below : (1) book value per share to tangible book value per share ; (2) total shareholders’ equity to total assets to tangible equity to tangible assets ; (3) return on average shareholders’ equity to return on average tangible equity ; and (4) net income to pre - provision net revenue .. The most directly comparable GAAP financial measure for tangible book value per share is book value per share and the most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets .. The most directly comparable GAAP financial measure for return on average tangible equity is return on average shareholders’ equity .. The most directly comparable GAAP financial measure for pre - provision net revenue is net income ..

NON-GAAP RECONCILIATIONS (Continued)

Tangible BV Per Share/Tangible Equity to Tangible Assets	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Total Shareholders' Equity	$ 562,125	$ 564,593	$ 556,227	$ 545,349	$ 546,451
Goodwill	(80,950)	(80,950)	(80,950)	(80,950)	(80,950)
Other Intangibles	(3,658)	(3,702)	(3,846)	(3,991)	(4,171)
Tangible Equity	$ 477,517	$ 479,941	$ 471,431	$ 460,408	$ 461,330
Total Assets	$ 4,486,001	$ 4,209,119	$ 4,066,534	$ 4,028,639	$ 3,949,217
Goodwill	(80,950)	(80,950)	(80,950)	(80,950)	(80,950)
Other Intangibles	(3,658)	(3,702)	(3,846)	(3,991)	(4,171)
Tangible Assets	$ 4,401,393	$ 4,124,467	$ 3,981,738	$ 3,943,698	$ 3,864,096
Common Shares Outstanding	24,488	24,420	24,450	24,442	24,613
Book Value Per Share	$ 22.96	$ 23.12	$ 22.75	$ 22.31	$ 22.20
Tangible Book Value Per Share	$ 19.50	$ 19.65	$ 19.28	$ 18.84	$ 18.74
Total Shareholders' Equity to Total Assets	12.53%	13.41%	13.68%	13.54%	13.84%
Tangible Equity to Tangible Assets	10.85%	11.64%	11.84%	11.67%	11.94%

Return on Average Tangible Equity/PPNR	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020
Average Shareholders' Equity	$ 568,167	$ 563,631	$ 552,807	$ 549,528	$ 545,134
Average Goodwill	(80,950)	(80,950)	(80,950)	(80,950)	(80,950)
Average Other Intangibles	(3,693)	(3,803)	(3,951)	(4,098)	(4,269)
Average Tangible Equity	$ 483,524	$ 478,878	$ 467,906	$ 464,480	$ 459,915
Annualized Net Income (Loss)	$ (2,162)	$ 57,214	$ 46,941	$ 40,633	$ 40,721
Return on Average Shareholders' Equity	(0.38%)	10.15%	8.49%	7.39%	7.47%
Return on Average Tangible Equity	(0.45%)	11.95%	10.03%	8.75%	8.85%
Net Income (Loss)	$ (545)	$ 14,421	$ 11,703	$ 10,019	$ 10,236
Provision (Recapture) for Credit Losses	(1,207)	(4,895)	(5,083)	412	(135)
Income Tax Expense	1,830	2,913	2,692	2,485	2,283
Pre-Provision Net Revenue	$ 78	$ 12,439	$ 9,312	$ 12,916	$ 12,384

CBTX, INC.
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